 Exhibit 10.1
AGREEMENT

This Agreement (the “Agreement”) is made the 7th day of January 2013 with an effective date of the 31st day of December 2012 (the “Effective Date”) by and between Forex International Trading Corp., a Nevada corporation (“FXIT”), and Direct JV Investments Inc., a  Nevada corporation (“JV” and collectively with FXIT, “Forex”), with a business address located at 2506 Campbell Place, Kensington MD 20895-3131, on one hand, and Vulcan Oil & Gas Inc., a Nevada corporation (“Vulcan”), with a business address located at5550 Wilshire Blvd. Suite # 434, Los Angeles, CA 90036, on the other hand (each a “Party” and collectively the “Parties”).

WITNESSETH:

WHEREAS, on January 26, 2012, JV and Vulcan entered into an agreement whereby JV agreed to provide funding to certain alternative, green and solar energy projects that  Vulcan is associated with, in exchange for a 40% interest in Vulcan’s portion of such project (the “Joint Venture”);
WHEREAS, JV provided Vulcan with $68,000 in cash and services valued at $31,327.93 for a total investment of $99,327.93 (the “Investment”);

WHEREAS, the Parties desire to terminate the Joint Venture and memorialize the obligations to each other whereby Forex will issue a Convertible Promissory Note to Vulcan in aggregate principal amount of $500,000 (the “Forex Note”) and in consideration for Forex issuing the Forex Note, Vulcan will issue Forex a Secured and Collateralized Promissory Note in the principle amount of $400, 000 which includes the Investment (the “Vulcan Note”);

WHEREAS, the Parties to this Agreement now desire to terminate any and all agreements between them and to resolve all disputes existing between them; and

NOW, THEREFORE, in consideration of the mutual promises, releases, and payments provided for herein, the Parties hereto agree as follows:

1. Obligations Among the Parties. As of the Effective Date, by the Parties executing this Agreement, in consideration of the termination of the Joint Venture and any amounts owed thereunder, Forex shall issue to Vulcan the Forex Note which is attached hereto as Exhibit A and Vulcan shall issued to Forex the Vulcan Note which is attached hereto as Exhibit B. Vulcan hereby represents that it is an accredited investor as such term is defined under the Securities Act of 1933, as amended.

2. Releases. Except for the obligations set forth in the Forex Note and the Vulcan Note, the Parties hereby mutually release each other from and against any and all claims, choses in action and from any and all debts, obligations, claims, and causes of action either of them may have against the other and against the other‘s respective agents, representatives, employees, predecessors, successors, officers, directors, shareholders, partners, subsidiaries, parents, or affiliates, whether such debts, obligations, claims, or causes of action are accrued or unaccrued, or known or unknown.  This release includes but is not limited to any and all claims relating to any interest, penalties or fees resulting from the Vulcan Note and the Forex Note.

3. No Admission of Liability. No party admits any default, error, liability, or wrongdoing by entering into this Agreement.  Neither shall any party hereto portray this Agreement or any act taken under or in connection with it as an explicit or implicit statement or admission of the strength or weakness of any position taken by any party.  Instead, the Parties enter into this Agreement to constructively resolve disputes between them and to avoid litigation.

4. Settlement of Debt, Liabilities & Obligations. Each of the Parties acknowledges and understands that this Agreement shall settle all debts, liabilities and obligations between the Parties and that any and all prior Agreements are hereby null and void.

5. No Oral Modifications. This Agreement sets forth the entire agreement between the Parties and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof and may not be changed or terminated orally.  The Parties represent that in entering this Agreement they do not rely on any statement or fact not set forth herein.

6. Governing Law, Remedies, Venue and Jurisdiction. This Agreement shall be governed exclusively by the Laws of the State of California, and any actions, claims or proceedings shall be subject to the exclusive venue and jurisdiction of the state and Federal Courts in Los Angeles, California. The Parties hereby waive any right to a jury trial. In the event of a default by either Party, the other Party’s sole remedy shall be to enforce the terms of this Settlement Agreement. In the event a Party to this Settlement Agreement must institute suit or a cause of action to enforce the terms of this Settlement Agreement, the prevailing party will be entitled to fees and costs, including reasonable attorney’s fees. This shall also include any attorney’s fees required for the purposes of executing and collecting on the amounts due pursuant to the Stipulated Judgment, the actual Judgment and the Security Interest.

7. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and delivered via overnight courier.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given as of the next business day.  Such notices shall be addressed to the intended recipient(s) as set forth above.

8. No Representations. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

9. Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

10. Entire Agreement.  This Agreement represents the entire agreement and understanding between the Parties concerning the termination of the Joint Venture, and supersedes and replaces any and all prior agreements and understandings concerning the Joint Venture.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, assigns, distributees, heirs, and grantees of any revocable trusts of a Party. No Party may assign either this Agreement or any of its or his or her rights, interests, or obligations hereunder without the prior written approval of the other Parties.

12. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

13. Headings and Counterparts. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  Facsimile and photocopies of this Agreement shall have the same effect as originals.

14. Waivers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence and all waivers must be in writing, signed by the waiving Party, to be effective.

15. Further Assurances. Each Party shall, at the reasonable request of any other Party hereto, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents, and take such actions as such other Party may reasonably request in connection with the carrying out the terms and provisions of this Agreement.

16. Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)	They have read this Agreement;

(b)	They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)	They understand the terms and consequences of this Agreement and of the releases it contains;

(d)	They are fully aware of the legal and binding effect of this Agreement; and

(e)	Each signatory to this Agreement below represents that he/she has the requisite authority and has been duly authorized by his/her respective corporation to execute this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the Effective Date.

	FOREX:		Direct JV Investments Inc
	Forex International Trading Corp	By:	/s/Erik Klinger
By:	/s/Erik Klinger		Name: Erik Klinger
	Name: Erik Klinger		Title: CFO
Title: CFO

VULCAN:
Vulcan Oil & Gas Inc.
By:	/s/Ilan Kenig
Name: Ilan Kenig
Title: President

3